EXECUTION COPY
DISCOVER CARD MASTER TRUST I
Credit Card Pass-Through Certificates

Underwriting Agreement
(Standard Terms)
February 22, 2006
MORGAN STANLEY & CO. INCORPORATED
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     Discover Bank (formerly Greenwood Trust Company) (“Discover”), as originator of Discover Card Master Trust I (the “Trust”), proposes, subject to the terms and conditions stated herein, to cause to be issued and sold from time to time Credit Card Pass-Through Certificates (the “Certificates”) in one or more series (each, a “Series”). The Certificates of each Series will consist of one or more Classes (each, a “Class”) of Certificates of such Series. Each Certificate will evidence a fractional, undivided percentage interest or beneficial interest in the Trust. The Certificates will be issued by the Trust pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, as amended, and as supplemented by a Series Supplement relating to the specific Series of Certificates issued thereunder (the Amended and Restated Pooling and Servicing Agreement, as so supplemented, the “Pooling and Servicing Agreement”), between Discover as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     Each offering of each Class of each Series of Certificates to which this Agreement applies (the “Securities”) made pursuant to the Registration Statement (as defined herein) will be made through you or through you and other underwriters for whom you are acting as representatives or through an underwriting syndicate managed by you. Whenever Discover determines to make such an offering of Securities to which this Agreement shall apply, Discover and one or more Underwriters (as defined herein) will enter into an agreement (the “Terms Agreement”) providing for the sale of the Securities to, and the purchase and offering thereof by, (i) you, (ii) you and such other underwriters who execute the Terms Agreement and agree thereby to become obligated to purchase the Securities from Discover, or (iii) you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (in each case, the “Underwriters”). Such Terms Agreement shall specify the initial principal amount of the Securities to be issued and their terms not otherwise specified in this Agreement, the price at which such Securities are to be purchased by the Underwriters from Discover, the aggregate amount of Securities to be purchased by you and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Securities are to be sold will be determined. The Terms Agreement shall be substantially in the form attached hereto. Each such offering of the Securities for which a Terms Agreement is entered into will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Securities.
     At or prior to the Time of Sale (as defined in the applicable Terms Agreement), Discover had prepared the Time of Sale Information (as defined in the applicable Terms Agreement).

     1. Discover represents and warrants to, and agrees with you, as of the date hereof, and to each Underwriter named in the Terms Agreement as of the date thereof, that:
            (a) A registration statement on Form S-3 (Registration Statement No. 333-110560) including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), in the form heretofore delivered to you has been filed with the Securities and Exchange Commission (the “Commission”) (which may have included one or more preliminary prospectuses and prospectus supplements (each, a “Preliminary Prospectus”) meeting the requirements of Rule 430 of the Act) and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus and prospectus supplement relating to the sale of the Securities offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Act) are respectively referred to herein as the “Registration Statement,” the “Basic Prospectus” and the “Prospectus Supplement” and the Basic Prospectus together with the Prospectus Supplement relating to the Securities is hereinafter referred to as the “Prospectus”; the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall be reasonably disapproved by you promptly after reasonable notice thereof.
            (b) There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and Discover is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened.
            (c) As of the date of the Terms Agreement, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b) under the Act, when any other amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus Supplement is filed with the Commission, and at the Time of Delivery (as defined in Section 4), the Registration Statement and the Prospectus (i) conformed, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Discover by an Underwriter through you expressly for use therein.
            (d) The Time of Sale Information, at the Time of Sale did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Discover makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to Discover in writing by such Underwriter through you expressly for use in such Time of Sale Information.
            (e) Upon payment therefor as provided herein and in the Terms Agreement, the Securities will have been duly and validly authorized and (assuming their due authentication by the Trustee) will have been duly and validly issued and will conform in all material respects to the description thereof in the Prospectus and will be entitled to the benefits of the Pooling and Servicing Agreement.
            (f) The issue and sale of the Securities and the compliance by Discover with all of the provisions of the Securities, the Pooling and Servicing Agreement, this Agreement and the Terms Agreement have been or will have been duly authorized by Discover by all necessary corporate action; and will not conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Discover or NOVUS Credit Services Inc. (“NOVUS”), material to Discover and NOVUS (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which Discover or NOVUS is a party or by which Discover or NOVUS may be bound or to which any of the property or assets of Discover or NOVUS, material to Discover and NOVUS (whether or not consolidated) considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or By-Laws of Discover or, to the best of Discover’s knowledge, any statute or any order, rule or regulation applicable to Discover of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Discover, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Securities except as may be required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and securities laws of the various states and other jurisdictions which are applicable to the issue and sale of the Securities and except for the filing of any financing or continuation statement required to perfect or continue the Trust’s interest in the Receivables.

            (g) The Receivables conveyed by Discover to the Trust under the Pooling and Servicing Agreement had an aggregate outstanding balance determined as of the date stated in the Terms Agreement of not less than the amount set forth in the Terms Agreement; and
            (h) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
            (i) Other than the Prospectus, Discover (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared, used or referred to and will not prepare, use or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Time of Sale Information (the Time of Sale Information and each communication by Discover or its agents and representatives that constitutes an “issuer free writing prospectus”, as defined in Rule 433(h) under the Act (other than a communication referred to in clause (ii) below), an “Issuer Free Writing Prospectus”), (ii) any communication or document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) other written communication of Discover or its agents and representatives approved in writing in advance by the Underwriters. Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Act and the applicable rules and regulations promulgated thereunder and has been filed or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).
            (j) Discover is not, and on the date on which the first bona fide offer of the Certificates was made (within the meaning of Rule 164(h)(2) under the Act) was not, an “ineligible issuer”, as defined in Rule 405 under the Act.

            (k) Discover acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to Discover or any other person, (ii) the Underwriters owe Discover only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of Discover. Discover waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
            (l) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between Discover and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Securities.
     2. Subject to the terms and conditions herein set forth, Discover agrees to cause to be issued and sold to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Discover, at the purchase price specified in the Terms Agreement, the principal amount of Securities set forth in the Terms Agreement.
     3. (a) From time to time, after the Registration Statement becomes effective, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
            (b) Each Underwriter severally represents and agrees that it will not offer or sell or deliver any of the Securities in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and without limiting the foregoing, each Underwriter severally represents and agrees that (i) (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the certificates would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the issuer; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement (a) to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuer or (b) to participate in a collective investment scheme (within the meaning of Section 238 of the FSMA) in circumstances in which Section 238(1) of the FSMA does not apply; (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to participate in a collective investment scheme (within the meaning of section 238 of the FSMA) in circumstances in which section 238(1) of the FSMA does not apply; (iv) it is a person of a kind described in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; and (v) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.
            (c) Each Underwriter, severally, represents that it will not, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(11) of the Act) with respect to the Securities, transfer, deposit or otherwise convey any Securities into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Securities without the prior written consent of Discover.
     4. Securities to be purchased by each Underwriter hereunder and under the Terms Agreement shall be delivered by or on behalf of Discover to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof in immediately available funds. Unless otherwise specified in the Terms Agreement, such delivery shall occur at the office of Latham & Watkins LLP, Chicago, Illinois or such other place as you and Discover may agree upon in writing. The time and date of such delivery shall be set forth in the Terms Agreement or at such other time and date as you and Discover may agree upon in writing, such time and date being herein called the “Time of Delivery.” Unless otherwise specified in the Terms Agreement, the Securities shall be represented by definitive certificates, registered in the name of Cede & Co., as nominee for The Depository Trust Company. Such definitive certificates will be made available for inspection at least twenty-four hours prior to the Time of Delivery at the office of the Trustee, U.S. Bank, 209 S. LaSalle Street, 3rd Floor, Mail Code MK-IL-RY3B.
     5. Discover agrees with each of the Underwriters:
            (a) Immediately following the execution of each Terms Agreement, Discover will prepare a Prospectus Supplement setting forth the amount of Securities covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Securities are to be purchased by the Underwriters from Discover, either the initial public offering price or the method by which the price at which such Securities are to be sold will be determined, the selling concessions and allowances, if any, and such other information as Discover deems appropriate in connection with the offering of such Securities, and Discover will not make any further amendment or any supplement to the Registration Statement or Prospectus or prepare, use or refer to or file any Issuer Free Writing Prospectus without first having furnished you with a copy of the proposed form thereof and given you a reasonable opportunity to review and will not use or refer to or file any proposed Issuer Free Writing Prospectus to which you reasonably object; to advise you promptly after it receives notice of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus, any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of such Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith Discover shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
            (c) To furnish the Underwriters with copies of the Prospectus and each Issuer Free Writing Prospectus in such quantities as you may from time to time reasonably request, and if at any time the delivery of a Prospectus is required by law in connection with the offering or sale of the Securities, and if at such time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and to prepare and furnish without charge to each Underwriter and to any dealer in the Securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance and in case any Underwriter is required to deliver a Prospectus in connection with sales of any Securities at any time nine months or more after the effective date of the Registration Statement, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
            (d) To cause the Trust to make generally available to holders of the Securities, in accordance with Rule 158 under the Act or otherwise, as soon as practicable, but in any event not later than forty-five days after the end of the fourth full fiscal quarter (ninety days in the case of the last fiscal quarter in any fiscal year) following the fiscal quarter ending after the effective date of the Registration Statement, an earning statement of the Trust (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve consecutive months beginning after the effective date of such Registration Statement;
            (e) To pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including the cost of all qualifications of the Securities under state securities laws (including reasonable fees of counsel to the Underwriters in connection with such qualifications and in connection with legal investment surveys), the cost of printing this Agreement and any blue sky and legal investment memoranda, and the cost incurred with the preparation and filing of the Registration Statement, the Time of Sale Information and any Issuer Free Writing Prospectus;

            (f) To comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including, without limitation, timely filing with the Commission or retention where required and legending;
            (g) Each Underwriter covenants with Discover not to distribute any communication other than Time of Sale Information and any announcement communication, launch communication, subsequent guidance, update communication or any similar communication in substantially the form agreed to by Discover and the Underwriters.
     Discover agrees with each of the Underwriters during the period beginning from the date of the Terms Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, of which termination you agree to give Discover prompt notice confirmed in writing, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of Discover or any other affiliate thereof or any other trust for which Discover or any other affiliate thereof is depositor, which represent participation interests in Discover Card receivables, without your prior written consent, which consent shall not be unreasonably withheld.
     6. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of Discover herein are, at and as of the Time of Delivery, true and correct, the condition that Discover shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
            (a) All actions required to be taken and all filings required to be made by Discover under the Act prior to the Time of Delivery for the Securities shall have been duly taken or made; and prior to the applicable Time of Delivery, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Commission’s satisfaction.
            (b) All corporate proceedings and related matters in connection with the organization of Discover, the validity of the Pooling and Servicing Agreement and the registration, authorization, issue, sale and delivery of the Securities shall have been satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subdivision (b).
            (c) Counsel to Discover (which for purposes of the opinions described in clauses (i)-(iii) and the opinions as to the due authorization, execution and delivery of the Pooling and Servicing Agreement and the due authorization, execution, issuance and delivery of the Securities in clause (iv) may be in-house counsel to Discover) shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you in your reasonable judgment, to the effect that:
            (i) Discover is validly existing as a banking corporation in good standing under the laws of the State of Delaware;
            (ii) This Agreement and the Terms Agreement have been duly authorized, executed and delivered on the part of Discover;
            (iii) The compliance by Discover with all of the provisions of this Agreement, the Terms Agreement and the Pooling and Servicing Agreement will not conflict with or result in any breach which would constitute a material default under, or, except to the extent contemplated in the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Discover or NOVUS, material to Discover and NOVUS (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Discover or NOVUS is a party or by which Discover or NOVUS may be bound or to which any of the property or assets of Discover or NOVUS, material to Discover and NOVUS (whether or not consolidated) considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or the By-Laws of Discover, or to the best knowledge of such counsel, any statute or any order, rule or regulation applicable to Discover of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Discover other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each of such acts and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Securities and other state laws relating to the perfection of security interests; and, to the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Securities except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Securities and except for the filing of any financing or continuation statement required to perfect or continue the Trust’s interest in the Receivables;
            (iv) The Pooling and Servicing Agreement has been duly authorized, executed and delivered on the part of Discover and as to Discover is a valid and binding instrument enforceable in accordance with its terms except as the foregoing may be limited by insolvency, bankruptcy, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles; the Pooling and Servicing

Agreement is not required to be qualified under the Trust Indenture Act; the Trust is not required to be registered under the Investment Company Act; and the Securities have been duly authorized and (assuming their due authentication by the Trustee) have been duly executed, issued and delivered and constitute valid and binding obligations of the Trust in accordance with their terms, entitled to the benefits of the Pooling and Servicing Agreement, except as the foregoing may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles; and
            (v) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by Discover prior to the Time of Delivery (other than financial, statistical and accounting data therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.
     In rendering such opinion, counsel may rely to the extent they deem appropriate upon certificates of officers or other executives of Discover and their affiliates and of public officials as to factual matters and upon opinions of other counsel. Such counsel shall also state that nothing has come to their attention which has caused them to believe that the Registration Statement as of its effective date or the Time of Sale Information as of the Time of Sale or the Prospectus as of the date thereof and as of the applicable Time of Delivery (other than financial, statistical and accounting data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (d) At the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you;
            (e) (i) Discover and its affiliates (whether or not consolidated) considered as a whole, shall not have sustained, since the date of the latest audited financial statement previously delivered to you, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the date of the Terms Agreement there shall not have been any material change in the capital stock accounts or long-term debt of Discover or any material adverse change in the general affairs, financial position, shareholders’ equity or results of operations of Discover and its affiliates (whether or not consolidated) considered as a whole, the effect of which in any such case described in clause (i) or (ii), in your judgment renders it inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;
            (f) Subsequent to the date of the Terms Agreement none of (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) any moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) the United States shall have become engaged in the outbreak or escalation of hostilities involving the United States or there has been a declaration by the United States of a national emergency or a declaration of war or (v) there shall have occurred any change in financial markets or any other calamity or crisis that, in your judgment, is material and adverse, any of which events, singly or together with any other event specified in this subsection (f) makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus;
            (g) At or prior to the Time of Delivery, the Certificates shall be assigned the ratings by Moody’s Investors Service, Inc. (“Moody’s”) and by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. (“Standard & Poor’s”) set forth in the Terms Agreement;
            (h) Discover shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you as to the accuracy at and as of such Time of Delivery of the representations and warranties of Discover herein and as to the performance by Discover of all its obligations hereunder to be performed at or prior to the Time of Delivery and Discover shall have also furnished you similar certificates satisfactory to you as to the matters set forth in subdivision (a) of this Section 6.
            (i) The Underwriters shall be entitled to rely on the opinions of an outside counsel acceptable to the Underwriters as special counsel to Discover as delivered to Moody’s and Standard & Poor’s in connection with the rating of the Securities.
     7. (a) Discover will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto furnished by Discover, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto) necessary to make the statements therein not misleading or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that Discover shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, Issuer Free Writing Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to Discover by any Underwriter through you expressly for use therein; and provided, further, that Discover shall not be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subdivision (a) with respect to the Preliminary Prospectus, or any Issuer Free Writing Prospectus, as the case may be, to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results solely from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the Time of Sale, Corrective Information (as defined in the applicable Terms Agreement) if Discover had previously furnished copies thereof to such Underwriter within a reasonable period of time prior to the Time of Sale.
            (b) Each Underwriter will indemnify and hold harmless Discover against any losses, claims, damages or liabilities to which Discover may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)

arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Issuer Free Writing Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto) necessary to make the statements therein not misleading or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, Issuer Free Writing Prospectus, the Registration Statement, or the Prospectus, or any such amendment or supplement in reliance upon and in conformity with Underwriter Information (as defined in the applicable Terms Agreement); and will reimburse Discover for any legal or other expenses reasonably incurred by Discover in connection with investigating or defending any such action or claim.
            (c) Within a reasonable period after receipt by an indemnified party under subdivision (a) or (b) above of notice of the commencement of any action with respect to which indemnification is sought under such subdivision or contribution may be sought under subdivision (d) below, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
            (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subdivision (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by Discover on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Discover on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Discover on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Discover bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Discover on the one hand and the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of Discover on the one hand and the Underwriters, directly or through you, on the other hand. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any Preliminary Prospectus result from the fact that such Underwriter sold the Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if Discover had previously furnished copies thereof to such Underwriter. Discover and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subdivision (d) were determined by per capita allocation among the indemnifying parties (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subdivision (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subdivision (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
            (e) The obligations of Discover under this Section 7 shall be in addition to any liability which Discover may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Discover and to each person, if any, who controls Discover within the meaning of the Act.
     8. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder and under the Terms Agreement, you may in your discretion arrange for yourselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then Discover shall be entitled to a further period of thirty-six hours within which to procure another party or other parties to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify Discover that you have so arranged for the purchase of such Securities, or Discover notifies you that it has so arranged for the purchase of such Securities, you or Discover shall have the right to postpone the Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and Discover agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
            (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and Discover as provided in subdivision (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then Discover shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and under the Terms Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of the Securities which such Underwriter agreed to purchase hereunder and under the Terms Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
            (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and Discover as provided in subdivision (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, as referred to in subdivision (b) above, or if Discover shall not exercise the right described in subdivision (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Terms Agreement relating to the Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Discover, except for the expenses to be borne by Discover as provided in Section 5(e) hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     9. The respective indemnities, agreements, representations, warranties and other statements of Discover and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or Discover or any officer or director or controlling person of Discover, and shall survive delivery of and payment for the Securities. Anything herein to the contrary notwithstanding, the indemnity agreement of Discover in subdivisions (a) and (e) of Section 7 hereof, the representations and warranties in subdivisions (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus as amended or supplemented contained in any certificate furnished by Discover pursuant to subdivision (i) of Section 6 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by Discover of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of an Underwriter or a controlling person of an Underwriter if a director, officer or controlling person of Discover when the Registration Statement becomes effective or a person who, with his consent, is named in the Registration Statement as being about to become a director of Discover, is a controlling person of such Underwriter, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for Discover the matter has been settled by controlling precedent, Discover will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     10. If the Terms Agreement shall be terminated pursuant to Section 8 hereof, Discover shall not then be under any liability to any Underwriter with respect to the Securities subject to such Terms Agreement except as provided in Section 5(e) and Section 7 hereof; but, if for any other reason the Securities are not delivered by or on behalf of Discover as provided herein, Discover will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but Discover shall not then be under any further liability to any Underwriter with respect to the Securities except as provided in Section 5(e) and Section 7 hereof.
     11. In all dealings hereunder, you shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you, or by Morgan Stanley & Co. Incorporated on behalf of you.
     All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by registered mail to you jointly in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Securitized Products Group — Finance and if to Discover shall be sufficient in all respects if delivered or sent by registered mail to Discover at 12 Read’s Way, New Castle, Delaware 19720, Attention: President.
     12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Discover and, to the extent provided in Section 7 and Section 9 hereof, the officers and directors of Discover and each person who controls Discover or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     13. Time shall be of the essence of this Agreement.

     14. This Agreement shall be construed in accordance with the laws of the State of New York. “Business day” as used herein shall mean any day when the Commission’s office in Washington, D.C. is normally open for business.
     15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your under-standing, please sign and return two counterparts hereof and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and Discover.

Very truly yours, DISCOVER BANK
By:	/s/ Michael F. Rickert

Accepted as of the date hereof: MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Peter Chai